Filed Pursuant to Rule 424(b)(3)
Registration No. 333-274144

PROSPECTUS

Up to 10,266,209 Shares

Nikola Corporation

Common Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to 10,266,209 shares of our common stock, $0.0001 par value per share, or common stock, consisting of (i) 2,847,526 shares issued upon conversion of our 8.00% / 11.00% Series B Convertible Senior PIK Toggle Notes due 2026, or the Series B Notes, and shares issued upon conversion of the Series B Notes issued as payment in kind, or PIK, interest payments on the Series B Notes, and (ii) up to 7,418,683 shares issuable upon conversion of our 8.00% / 8.00% Series C Convertible Senior PIK Toggle Notes due 2026, or the Series C Notes, and the maximum principal amount of Series C Notes potentially issuable as PIK interest payments on the Series C Notes. The Series B Notes and the Series C Notes are referred to herein as the Notes. When we refer to the selling stockholders in this prospectus, we are referring to the entities named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.

Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of our common stock. The selling stockholders identified in this prospectus may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the securities in the section entitled “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NKLA.” On August 30, 2023, the last reported sale price of our common stock was $1.27 per share.

Investing in our common stock involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus and the section entitled “Risk Factors” in our most recent reports on Form 10-K or 10-Q that are incorporated by reference in this prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2023

Neither we nor the selling stockholders has authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or the selling stockholders or to which we or the selling stockholders have referred you, and you should not rely on any other information. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference herein or therein, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Nikola and the Nikola logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus to “Nikola,” “we,” “us” and “our” refer to Nikola Corporation and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all the information that you should consider before investing. Before you decide to invest in our common stock, you should read carefully and in its entirety this prospectus, including the section entitled “Risk Factors,” and the documents we have incorporated by reference in this prospectus, along with our financial statements and accompanying notes incorporated by reference in this prospectus.

Our Company

Nikola is a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model that will enable corporate customers to integrate next-generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance. By creating this ecosystem, we and our strategic business partners and suppliers expect to build a long-term competitive advantage for clean technology vehicles and next generation fueling solutions.

We believe our expertise lies in design, innovation, software, and engineering. We assemble, integrate, and commission our vehicles in collaboration with our business partners and suppliers. Our approach has always been to leverage strategic partnerships to help lower cost, increase capital efficiency and accelerate speed to market.

Corporate Information

We were incorporated in the State of Delaware as VectoIQ Acquisition Corp., or VectoIQ, a special purpose acquisition company, in January 2018. On June 3, 2020, VectoIQ consummated a business combination with Nikola Corporation, a Delaware corporation, or Legacy Nikola and, in connection therewith, (i) VectoIQ’s wholly owned subsidiary merged with and into Nikola Corporation, or Legacy Nikola, whereby Legacy Nikola survived the merger and was deemed the accounting predecessor of the merger and the successor registrant for Securities and Exchange Commission, or SEC, purposes and (ii) we changed our name to “Nikola Corporation.” Upon consummation of the foregoing transactions, Legacy Nikola became our wholly owned subsidiary.

Our principal executive offices are located at 4141 E Broadway Road, Phoenix, Arizona 85040. Our telephone number is (480) 666-1038. Our website address is www.nikolamotor.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

The Offering

Issuer	Nikola Corporation

Shares of Common Stock Outstanding	769,300,317 shares of common stock as of June 30, 2023.

Shares of Common Stock Offered by the Selling Stockholders	Up to 10,266,209 shares of common stock, consisting of up to 2,847,526 shares representing shares issued upon conversion of the Series B Notes and shares issued as PIK interest payments on the Series B Notes, and up to 7,418,683 shares representing shares issuable upon conversion of the Series C Notes and the maximum principal amount of Series C Notes potentially issuable as PIK interest payments on the Series C Notes. Throughout this prospectus, when we refer to the shares of common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock that were issued, or may be issued, upon conversion of the Notes.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Risk Factors	Any investment in the common stock offered hereby involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus or incorporated herein by reference.

Nasdaq Global Select Market trading symbol	NKLA

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 to Form 10-K, and in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement to this prospectus before deciding to invest in our common stock. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain forward-looking statements that involve risks and uncertainties. When used in this prospectus, and the documents incorporated by reference herein, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “future,” “forecast,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “target,” “strategy,” “seem,” “should,” “seeks,” “scheduled,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are any statements that are not historical fact and relate to future periods and include, but are not limited to:

•	our financial and business performance;

•	expected timing with respect to the expansion of our manufacturing facilities, and production and attributes of our battery electric vehicle trucks and our hydrogen fuel cell electric vehicle trucks;

•	expectations regarding our hydrogen fuel station rollout plan and hydrogen strategy;

•	timing of completion of validation testing, volume production and other milestones;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the execution of definitive agreements with our business partners and the success of our planned collaborations;

•	the cancellation of orders;

•	our future capital requirements and sources and uses of cash;

•	the potential outcome of investigations, litigation, complaints, product liability claims and/or adverse publicity;

•	the implementation, market acceptance and success of our business model;

•	developments relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to obtain funding for our operations and planned operations;

•	the impact of inflation on our business;

•	our business, expansion plans and opportunities;

•	our ability to achieve cost reductions for our vehicles;

•	customer demand for our trucks;

•	the continued availability of government incentives;

•	changes in applicable laws or regulations; and

•	anticipated trends and challenges in our business and the markets in which we operate.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected. These risks and uncertainties include, but are not limited to, those risks discussed in the section titled “Risk Factors” and in our SEC filings which are incorporated by reference, as well as:

•	our ability to execute our business model, including market acceptance of our products and planned services;

•	changes in applicable laws or regulations;

•	risks associated with the outcome of any legal, regulatory or judicial proceedings;

•	the effect of the COVID-19 pandemic on our business;

•	our ability to raise capital;

•	our ability to compete;

•	the success of our business collaborations;

•	regulatory developments in the United States and foreign countries;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	our history of operating losses.

Forward-looking statements in this prospectus speak only as of the date hereof and in the documents incorporated by reference herein speak only as of the date such forward-looking statements are made. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We expressly disclaim any obligation or undertaking to update any forward-looking statements contained herein or in the documents incorporated by reference herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in the reports we file with the SEC.

You should read this prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

On April 30, 2022, we entered into an investment agreement, or the Investment Agreement, with Antara Capital LP, or Antara, on behalf of certain advised or managed funds and accounts, pursuant to which we sold $200.0 million aggregate principal amount of 8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026, or the Existing Notes, to the selling stockholders. The Existing Notes were issued pursuant to an indenture, dated as of June 1, 2022, as supplemented by the first supplemental indenture dated as of April 3, 2023, by the second supplemental indenture dated April 10, 2023 and by the third supplemental indenture dated as of June 23, 2023, or as so supplemented, the 2022 Indenture, by and among us, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee. On March 29, 2023, we entered into an exchange agreement, or the Exchange Agreement, with Antara and the guarantors named therein, pursuant to which Antara agreed to exchange $100.0 million aggregate principal amount of the Existing Notes for $100.0 million aggregate principal amount of of our Series B Notes, referred to herein as the Exchange. The Series B Notes were issued pursuant to an indenture, dated as of April 11, 2023, as supplemented by the first supplemental indenture dated as of June 23, 2023, or as so supplemented, the April 2023 Indenture, by and among us, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee. The Exchange closed on April 11, 2023. In addition, in June 2023, we issued $11.0 million aggregate principal amount of Series C Notes, in connection with obtaining consents from the holders of the Existing Notes and the Series B Notes to release Romeo Power, Inc. as a guarantor of such Existing Notes and Series B Notes. The Series C Notes were issued pursuant to an indenture, dated as of June 23, 2023, or the June 2023 Indenture, by and among us, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee. We can elect to pay interest on the Notes through cash or through payment in kind by an increase in the principal amount of the Notes, or PIK Interest.

We sold the Notes in a transaction exempt from the registration requirements of the Securities Act of 1933, or the Securities Act, and relied, or expect to rely, on an exemption for any issuance of the shares of common stock issuable upon conversion of the Notes. Under the Exchange Agreement (granting registration rights to common stock issuable upon conversion of the Series B Notes) and Schedule 1 to the Notice of First Supplemental Indenture and Consent dated June 22, 2023 (granting registration rights to common stock issuable upon conversion of the Series C Notes), we have agreed to file the registration statement of which this prospectus is a part to register the resale of the shares issuable upon conversion of the Notes.

As of August 9, 2023, all Series B Notes and PIK interest payments on the Series B Notes were converted into an aggregate of 72,458,789 shares of common stock and issued to the selling stockholders and other holders of Series B Notes.

The following table sets forth, as of August 18, 2023, the name of the selling stockholders, the maximum aggregate number of shares of common stock beneficially held by the selling stockholders (which consists of the shares issued to the selling stockholders upon conversion of the Series B Notes), the number of shares of common stock that may be sold by the selling stockholders under this prospectus and the number of shares of common stock that the selling stockholders will beneficially own after this offering.

The following table is based on information supplied to us by the selling stockholders. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The selling stockholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered(3)(4)	Shares Beneficially Owned After Offering(4)
Name of Selling Stockholder	Number(1)	Percent(2)		Number	Percent
Antara Capital LP, on behalf of certain advised or managed funds and accounts(5)	2,847,526	*	10,266,209	2,847,526	*

*	Less than 1%
(1)

Represents the number of shares of common stock issued to, and as of August 18, 2023 held by, the selling stockholders upon conversion of the Series B Notes. The selling stockholders’ conversion rights under the Series C Notes and the Existing Notes are not exercisable until February 28, 2026, other than during the five business days following a “measurement period” of ten consecutive trading days during which, on each trading day of such measurement period, a bid solicitation agent determines that the trading price of the Series C Notes or Existing Notes, as applicable, is less than 98% of the product of the last reported sale price of the common stock on such date for such Series C Notes or Existing Notes, as applicable, and the number of shares into which such Series C Notes or Existing Notes, as applicable, could be converted. The maximum number of shares of common stock issuable upon conversion of the Series C Notes is subject to a cap of 7,418,683 shares. Selling stockholders will receive cash in lieu of any fractional share of common stock issuable upon conversion of the Notes.

(2)

Reflects 856,326,046 shares of our common stock outstanding as of August 15, 2023 and gives effect to the total number of shares of our common stock beneficially owned and offered hereby by such selling stockholder.

(3)	Includes shares that may be sold by the selling shareholders under this prospectus that are not currently beneficially owned by selling stockholders.
(4)

Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that such selling stockholder does not acquire additional shares of common stock after the date of this prospectus and prior to completion of this offering.

(5)

Antara Capital LP, a Delaware limited partnership, or the Investment Manager, is the investment manager of, or has investment authority over, Antara Capital Master Fund LP, or Master Fund, and Corbin ERISA Opportunity Fund LTD and CORBIN Opportunity Fund L.P., or the Corbin Funds, and together with Master Fund, the Antara Funds, and may be deemed to have voting and dispositive power with respect to the shares of common stock issued upon conversion of the Series B Notes or issuable upon the conversion of the Series C Notes. Antara Capital Fund GP LLC, a Delaware limited liability company, serves as the general partner of the Antara Funds. Each of the Antara Funds is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and, accordingly, may be deemed to have voting and dispositive power with respect to the shares of common stock issued upon conversion of the Series B Notes or issuable upon the conversion of the Series C Notes held by the Antara Funds. Mr. Gulati disclaims beneficial ownership of such shares of common stock held by the Antara Funds except to the extent of any pecuniary interest. The address for each of these entities and individuals is 55 Hudson Yards, 47th Floor, Suite C, New York, New York 10001.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time by, the selling stockholders identified in this prospectus of 10,266,209 shares of our common stock, consisting of 2,847,526 shares issued upon conversion of Series B Notes and PIK interest payments on the Series B Notes, and up to 7,418,683 shares representing the maximum number of shares issuable upon conversion of the Series C Notes, and the maximum principal amount of Series C Notes potentially issuable as PIK interest payments on the Series C Notes. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

The aggregate proceeds to the selling stockholders will be the purchase price of the shares less any discounts and commissions borne by the selling stockholders.

Once issued and upon effectiveness of the registration statement of which this prospectus is a part, the shares of our common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling our common stock or interests in our common stock received after the date of this prospectus from a registered stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their shares of our common stock or interests in our common stock covered by this prospectus, as and to the extent they may determine. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchase of shares to be made directly or through agents. The selling stockholders and any permitted transferees may sell or transfer their shares of our common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The shares of our common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

The selling stockholders may use any one or more of the following methods when selling the shares of our common stock offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

block trades in which the broker-dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares of common stock on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the shares of our common stock at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of our common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

In addition, the selling stockholders may elect to make an in-kind distribution of the shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through the registration statement of which this prospectus is a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of our common stock acquired in the distribution.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the selling stockholders that a donee, pledgee, transferee, other successor- in-interest intends to sell the shares of our common stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

There can be no assurance that the selling stockholders will sell all or any of the shares of our common stock offered by this prospectus. In addition, the selling stockholders may also sell the shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the shares if they deem the purchase price to be unsatisfactory at any particular time.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the selling stockholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

In connection with the sale of shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver the shares of our common stock to close out their short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell the shares of our common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the shares, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover over-allotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

In offering the shares of our common stock covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.

The selling stockholders may solicit offers to purchase the shares directly from, and may sell such Shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for its securities.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the shares of our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use the shares of our common stock received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholders may otherwise loan or pledge the shares of our common stock to a financial institution or other third party that in turn may sell the shares of our common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Pursuant to the Investment Agreement, we have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Nikola Corporation for the year ended December 31, 2022 appearing in Nikola Corporation’s Annual Report on Form 10-K (such consolidated financial statements have been updated for the presentation of discontinued operations for the Romeo business in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2023), and the effectiveness of Nikola Corporation’s internal control over financial reporting as of December 31, 2022 included in its Form 10-K/A, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which conclude, among other things, that Nikola Corporation did not maintain effective internal control over financial reporting as of December 31, 2022, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of Romeo Power, Inc. as of December 31, 2021, and for the year then ended, incorporated by reference in this prospectus by reference to Nikola Corporation’s amended Current Report on Form 8-K/A dated November 28, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act, but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. Except as specifically incorporated by reference into this prospectus, the information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our website address is www.nikolamotor.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

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our Annual Report on Form 10-K for the year ended December  31, 2022, filed with the SEC on February 23, 2023, as amended by Amendment No.1 to Annual Report on Form 10-K as filed on May 12, 2023 (excluding certain information in Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations and Item 8. Financial Statements, which have been updated by the Current Report on Form 8-K filed with the SEC on August 17, 2023);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023:

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our Current Reports on Form 8-K filed with the SEC on October 17, 2022 (as amended by Amendment No. 1 filed on November  28, 2022 and Amendment No. 2 filed on March  24, 2023), February  22, 2023, March  16, 2023, March  20, 2023, March  28, 2023, March  30, 2023, March  31, 2023, April  4, 2023, April  14, 2023, April  28, 2023, May  9, 2023 (to the extent filed under Item 8.01), May  10, 2023, May  25, 2023, June  29, 2023, July  3, 2023 (as amended by Amendment No. 1 filed on July  7, 2023), August  4, 2023, August  4, 2023, August 17, 2023, August 18, 2023 and August 21, 2023; and

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the description of our common stock set forth in Exhibit 4.11 of our Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040, telephone (480) 666-1038. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.